Exhibit 99.1

Arena Pharmaceuticals Announces Proposed Public Offering of Common Stock

SAN DIEGO—(PRNewswire)—May 27, 2020 – Arena Pharmaceuticals, Inc. (Nasdaq: ARNA) today announced that it intends to offer and sell, in an underwritten public offering and subject to market and other conditions, $250,000,000 of its common stock. All of the shares are being offered by Arena. In addition, Arena intends to grant the underwriters of the offering a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

BofA Securities, Citigroup and SVB Leerink are acting as the joint book-running managers for the offering. Credit Suisse and Cantor are also acting as book-running managers for the offering. JMP Securities and Needham & Company are acting as co-managers for the offering.

The shares of common stock described above are being offered by Arena pursuant to a shelf registration statement filed by Arena with the Securities and Exchange Commission (SEC) that became automatically effective on February 27, 2020. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus related to this offering, when available, may be obtained from BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; or from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146; or from SVB Leerink, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6218, or by email at syndicate@svbleerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Arena Pharmaceuticals

ARENA Pharmaceuticals is a team with a singular focus – deliver our important medicines to patients.

In a rapidly changing global market, we work with a sense of urgency every day to understand the needs of all our stakeholders, identify bold, sometimes disruptive, ideas to get our medicines to patients, and relentlessly execute until it’s done.

ARENA - Care more. Act differently.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. These statements may be identified by introductory words such as “may,” “expects,” “plan,” “believe,” “will,” “achieve,” “anticipate,” “would,” “should,” “subject to” or words of similar meaning, or by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements include statements regarding Arena’s expectations with respect to the completion, timing and size of the proposed public offering and granting the underwriters a 30-day option to purchase additional shares. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, and those factors disclosed in Arena’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. These forward-looking statements represent Arena’s judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:

Megan E. Knight

Arena Pharmaceuticals, Inc.

Director, Investor Relations

mknight@arenapharm.com

858.210.3635